UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2005

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23946	58-1873345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 441-1580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2005, the Company entered into a Standstill Agreement (the “Agreement”) by among David Nierenberg, The D3 Family Fund, L.P., the D3 Family Retirement Fund, L.P., the D3 Children’s Fund, L.P., the D3 Offshore Fund, L.P., The D3 Family Bulldog Fund, L.P., and Nierenberg Investment Management Company (collectively, “David Nierenberg and the Group”). The Agreement is subject to the Company’s Rights Agreement, dated September 22, 1998 between the Company and ChaseMellon Shareholder Services, LLC n/k/a Mellon Investor Services LLC (the “Rights Plan”), as amended December 21, 2000 (the “First Amendment”). Under the Agreement, David Nierenberg and the Group may acquire 15% or more, but less than 20%, of the outstanding Common Stock of the Company in one or more transactions so long as David Nierenberg and the Group agree not to seek additional ownership of the Company either directly or indirectly for a three year period and to abide by certain criteria for orderly disposition of acquired Company stock for two years from the date upon which they acquire 15% or more of the Company’s Common Stock.

Item 9.01 (c) Exhibits.

10	A copy of the Standstill Agreement by and among the Company, David Nierenberg and the Group, dated February 18, 2005 is attached hereto and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ James M. McNeill
James M. McNeill,
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Dated: February 18, 2005

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EXHIBIT INDEX

10	A copy of the Standstill Agreement by and among the Company, David Nierenberg and the Group, dated February 18, 2005 is attached hereto and incorporated herein by reference.

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